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                                                              EXHIBIT 23.8

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement of Patriot American Hospitality, Inc. on Form S-11 (File No. 333-04587) of our report, which includes an explanatory paragraph, dated June 17, 1996, on our audit of the combined financial statements of Wyndham Portfolio Hotels. We also consent to the reference to our firm under the caption "Experts".

                                          Coopers & Lybrand L.L.P.

Dallas, Texas

June 26, 1996